Exhibit 24.1

FIRSTMERIT CORPORATION

POWER OF ATTORNEY

REGISTRATION STATEMENT ON FORM S-3

Each of the undersigned directors and officers of FirstMerit Corporation., an Ohio corporation (the “Registrant”), hereby constitutes and appoints each of Paul G. Greig, Terrence E. Bichsel, Judith A. Steiner and Mark N. DuHamel with full power of substitution and resubstitution, as the true and lawful attorney-in-fact or attorneys-in-fact of the undersigned to execute and file with the Securities and Exchange Commission under the Securities Act of 1933 one or more registration statement(s) on Form S-3, as appropriate, relating to the registration of the issuance of certain equity and debt securities of the Company, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act of 1933, with full power and authority to do and perform any and all acts and things necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the undersigned, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and approving all that said attorneys-in-fact or any of them and any substitute therefor may lawfully do or cause to be done by virtue thereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

EXECUTED as of this 18th day of October 2012.

Signature	Capacity

/s/ Paul G. Greig Paul G. Greig	Chairman, President, Chief Executive Officer and Director

/s/ Terrence E. Bichsel Terrence E. Bichsel	Executive Vice President and Chief Financial Officer

/s/ Steven H. Baer Steven H. Baer	Director

/s/ Karen S. Belden Karen S. Belden	Director

/s/ R. Cary Blair R. Cary Blair	Director

/s/ John C. Blickle John C. Blickle	Director

/s/ Robert W. Briggs Robert W. Briggs	Director

/s/ Richard Colella Richard Colella	Director

/s/ Gina D. France Gina D. France	Director

/s/ Terry L. Haines Terry L. Haines	Director

/s/ J. Michael Hochschwender J. Michael Hochschwender	Director

/s/ Clifford J. Isroff Clifford J. Isroff	Director

/s/ Philip A. Lloyd II Philip A. Lloyd II	Director

/s/ Russ M. Strobel Russ M. Strobel	Director